Exhibit 99.1

Press Release

Union Bankshares Corporation Announces Pricing of Common Stock Offering

Bowling Green, VA – September 10, 2009 – Union Bankshares Corporation (NASDAQ: UBSH) today announced the pricing of an underwritten public offering of 4.725 million shares of its common stock at a price of $13.25 per share.

Keefe, Bruyette & Woods is acting as the lead book-running manager, with Scott & Stringfellow and SunTrust Robinson Humphrey acting as co-managers. Union Bankshares Corporation has granted the underwriters a 30-day option to purchase up to an additional 708,750 shares of Union Bankshares Corporation common stock to cover over-allotments, if any.

Union Bankshares Corporation intends to use the net proceeds from the offering, which are expected to be approximately $58.8 million (without giving effect to the exercise of the underwriters’ over-allotment option), for general corporate purposes and the possible repurchase of the preferred shares issued to the U.S. Department of the Treasury pursuant to the Capital Purchase Program.

Union Bankshares Corporation expects to close the sale of common stock, subject to customary conditions, on September 16, 2009.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from the investor relations section of Union Bankshares Corporation’s web site at: www.ubsh.com or from the SEC’s web site at: www.sec.gov. Alternatively, you may obtain a copy of the prospectus supplement and accompanying prospectus by contacting the underwriters at: Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559. Information on Union Bankshares Corporation’s Web site does not constitute part of nor is any such information incorporated by reference in this communication, the prospectus supplement or the accompanying prospectus.

About Union Bankshares Corporation

Union Bankshares Corporation is a multibank holding company headquartered in Bowling Green, Virginia providing financial services through its three community banks, Union Bank and Trust Company, Northern Neck State Bank and Rappahannock National Bank, and its three nonbank financial services affiliates, Union Investment Services, Inc., a full service discount brokerage company, Union Mortgage Group, Inc., a full service mortgage lender and Union Insurance Group, LLC, a full service provider of insurance products and financial planning. Union’s current market area stretches from Rappahannock County to Fredericksburg and north to Fairfax, south to Richmond, east to Williamsburg, west to Charlottesville and throughout the Northern Neck area of Virginia.

Forward-looking Statements

This press release of Union Bankshares Corporation and the reports Union Bankshares Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Union Bankshares Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Union Bankshares Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Union Bankshares Corporation is engaged; (6) technological issues which may adversely affect Union Bankshares Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Union Bankshares Corporation files with the Securities and Exchange Commission. Union Bankshares Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

# # #

Analyst/Institutional Investor Contact:
Tony Peay 804-632-2112 tpeay@ubsh.com

Media Contact:
G. William Beale 804-632-2121 gwbeale@ubsh.com

Tony Peay 804-632-2112 tpeay@ubsh.com